[LOGO HERE]ROANOKE ELECTRIC STEEL CORPORATION
                  P.O. BOX 13948
                  ROANOKE, VIRGINIA 24038-3948

                  January 3, 1997

                  DEAR SHAREHOLDER:

                        The Annual Meeting of Shareholders of Roanoke Electric
                  Steel Corporation will be held at 10:00 a.m. on Tuesday, February 18, 1997, in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia. Enclosed you will find the formal Notice, proxy and Proxy Statement detailing the matters which will be acted upon.

                        WE URGE YOU TO SIGN AND DATE THE PROXY, AND RETURN IT AS
                  SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHOULD YOU DECIDE TO ATTEND THE MEETING AND VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                        We appreciate your continued interest and investment in
                  Roanoke Electric Steel Corporation.

                                                  Sincerely,

                                                  /s/ DONALD G. SMITH
                                                  -------------------
                                                  DONALD G. SMITH
                                                  CHAIRMAN AND CEO

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

         TO THE SHAREHOLDERS OF ROANOKE ELECTRIC STEEL CORPORATION:

              NOTICE is hereby given that the 1997 Annual Meeting of Shareholders of Roanoke Electric Steel Corporation (the "Company") will be held in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on Tuesday, February 18, 1997, at 10:00 a.m., local time, for the following purposes:

              1. To elect three Class A directors to serve until the Annual
                 Meeting of Shareholders in 2000, and, in the case of each director, until his successor is duly elected and qualifed; and

              2. To transact such other business as may properly come before the
                 Meeting, or any adjournments thereof.

              Only shareholders of record at the close of business on December 10, 1996, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof.

              TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED. YOUR PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                          By Order of the Board of Directors


                                          /s/ THOMAS J. CRAWFORD
                                          ----------------------
                                          THOMAS J. CRAWFORD
                                          ASSISTANT VICE PRESIDENT
                                          AND SECRETARY

         January 3, 1997

                       [LOGO HERE]ROANOKE ELECTRIC STEEL CORPORATION P.O. BOX 13948
                       ROANOKE, VIRGINIA 24038-3948

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF SHAREHOLDERS

     The solicitation of the enclosed 1997 proxy is made by and on behalf of the Board of Directors (the "Board") of Roanoke Electric Steel Corporation (the "Company") to be used at the 1997 Annual Meeting of Shareholders to be held on Tuesday, February 18, 1997, at 10:00 a.m., local time, in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of the Proxy Statement and the accompanying proxy is January 3, 1997.

     The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegram or personal calls. No additional compensation will be paid by the Company to such officers, directors and regular employees for such solicitation assistance. It is contemplated that brokerage houses and nominees will be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for reasonable charges and expenses in this connection.

     All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by submitting a signed proxy bearing a later date or by written notice of revocation of the proxy sent to the Corporate Secretary of the Company, P.O. Box 13948, Roanoke, Virginia 24038-3948.

     The Annual Report to Shareholders, including the financial statements for the year ended October 31, 1996, reported upon by Deloitte & Touche LLP, is being mailed concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

     As of December 10, 1996, the Company had outstanding 7,503,197 shares of common stock, each of which is entitled to one vote at the Annual Meeting. Only shareholders of record at the close of business on December 10, 1996, will be entitled to vote at the Annual Meeting or any adjournments thereof.

     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 13, 1996, information with respect to the known beneficial owners of more than five percent of the outstanding common stock of the Company. Unless otherwise noted in the footnotes to the table, the named beneficial owners have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

             NAME AND ADDRESS                 NUMBER OF SHARES     PERCENT
              OF BENEFICIAL                     BENEFICIALLY         OF
                  OWNER                            OWNED            CLASS
             ----------------                 ----------------     -------
Estate of John W. Hancock, Jr.                     489,237(1)        6.5%
c/o Plunkett, Logan & Oehlschlaeger
300 Shenandoah Building
305 First Street
Roanoke, VA 24011

Bass Management Trust and Related Parties          391,100(2)        5.2%
c/o W. Robert Cotham
201 Main Street, Suite 2600
Fort Worth, TX 76102

(1) The executors of the Estate, Messrs. T.L. Plunkett and Charles I. Lunsford, II, have sole voting and sole dispositive power with respect to these shares.

(2) Information is based on a Schedule 13D, dated December 3, 1996, filed by The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Sid R. Bass Management Trust, Sid R. Bass, Lee M. Bass, Edward P. Bass, Thomas M. Taylor & Co., Thomas M. Taylor, Wesley Guylay Capital Management, L.P., and Wesley Richard Guylay, disclosing voting and investment power held by such persons.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of December 10, 1996, certain information regarding the beneficial ownership of the common stock of the Company by each director and nominee, each named executive officer, and directors, nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

               NAME OF BENEFICIAL
              OWNER AND NUMBER OF                   SHARES OF COMMON STOCK     PERCENT
                PERSONS IN GROUP                      BENEFICIALLY OWNED       OF CLASS
              -------------------                   ----------------------     --------
Frank A. Boxley                                             101,801(1)            1.4%
T. A. Carter                                                  1,500(2)              *
George B. Cartledge, Jr.                                     28,729(3)              *
Thomas J. Crawford                                           10,938(4)              *
Donald R. Higgins                                            17,350(5)              *
Charles I. Lunsford, II                                     501,788(6)            6.7%
John E. Morris                                               16,547(7)              *
William L. Neal                                              30,386                 *
Thomas L. Robertson                                          10,150                 *
Donald G. Smith                                              61,758(8)              *
Paul E. Torgersen                                            15,000(9)              *
John D. Wilson                                                  991                 *
All directors, nominees and executive
  officers as a group (12 persons)                          796,938(10)          10.6%

* Less than one percent.

 (1) Includes 57,271 shares held in the name of Mr. Boxley's spouse.

 (2) Includes 1,500 shares held in the name of Mr. Carter's spouse.

 (3) Includes 843 shares held in the name of Mr. Cartledge's spouse and 1,686 shares held in custodian accounts for the benefit of Mr. Cartledge's children.

 (4) Includes 4,750 shares which Mr. Crawford has the right to acquire through the exercise of stock options.

 (5) Includes 900 shares held in the name of Mr. Higgins' spouse, 2,188 shares held in a custodian account for the benefit of one of Mr. Higgins' children and 2,500 shares which Mr. Higgins has the right to acquire through the exercise of stock options.

 (6) Includes 1,054 shares held in custodian accounts for the benefit of Mr. Lunsford's children and 489,237 shares held by Mr. Lunsford as an executor under the Will of John W. Hancock, Jr., deceased.

 (7) Includes 8,000 shares which Mr. Morris has the right to acquire through the exercise of stock options.

 (8) Includes 18,750 shares which Mr. Smith has the right to acquire through the exercise of stock options.

 (9) Includes 15,000 shares held in the name of Dr. Torgersen's spouse.

(10) Includes 34,000 shares which executive officers have the right to acquire through the exercise of stock options.

PROPOSAL NO. 1  ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class A directors expires at the 1997 Annual Meeting of Shareholders. The terms of the Class B and C directors will expire in 1998 and 1999, respectively.

     There are three Class A directors, George B. Cartledge, Jr., Thomas L. Robertson and Donald G. Smith, each of whom has been nominated for reelection by the Board of Directors.

     It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of each of the three nominees set forth below. Each nominee has agreed to serve if elected. If any nominee shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve. The Class A nominees will serve for a three-year term until the 2000 Annual Meeting and until their successors are elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTORS.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following information, including the principal occupation during the past five years, is given with respect to the directors and nominees for election to the Board at the 1997 Annual Meeting of Shareholders.

                                    NAME, AGE, PRINCIPAL OCCUPATION                                        DIRECTOR
                                    AND CERTAIN OTHER DIRECTORSHIPS                                          SINCE
                                    -------------------------------                                        --------
                             NOMINEES FOR DIRECTOR
                                    CLASS A
                      (SERVING UNTIL 2000 ANNUAL MEETING)

GEORGE B. CARTLEDGE, JR. (55). President, Grand Piano & Furniture Company, Inc., a retailer of home and      1991
  office furnishings.
THOMAS L. ROBERTSON (53). President and Chief Executive Officer, Carilion Health System, a regional          1992
  provider of healthcare services. Director, Roanoke Gas Company.
DONALD G. SMITH (61). Chairman of the Board, President, Treasurer and Chief Executive Officer of the         1984
  Company. Director, American Electric Power Company, Inc.

                         DIRECTORS CONTINUING IN OFFICE
                                    CLASS B
                      (SERVING UNTIL 1998 ANNUAL MEETING)

FRANK A. BOXLEY (63). President, Southwest Construction, Inc., a general contractor.                         1993
T. A. CARTER (69). Architect.                                                                                1991
WILLIAM L. NEAL (69). Retired since January, 1996. Prior thereto, President, John W. Hancock, Jr., Inc.,     1989
  a wholly-owned subsidiary of the Company.

                                    CLASS C
                      (SERVING UNTIL 1999 ANNUAL MEETING)

CHARLES I. LUNSFORD, II (56). Chairman, Chas. Lunsford Sons & Associates, a general insurance brokerage      1978
  firm and agency.
PAUL E. TORGERSEN (65). President, Virginia Polytechnic Institute and State University since January,        1986
  1994. Prior thereto, President, Virginia Tech Corporate Research Center, Inc.
JOHN D. WILSON (65). Retired since May, 1995. Prior thereto, President, Washington and Lee University.       1987

                       BOARD OF DIRECTORS AND COMMITTEES

MEETINGS OF THE BOARD

     The Board of Directors held twelve meetings during fiscal 1996. All directors attended 75% or more of the total number of meetings of the Board and the committees of the Board on which they served.

DIRECTOR COMPENSATION

     Each director of the Company receives a $9,000 annual retainer plus $750 for each Board meeting attended. In addition, non-employee directors receive a fee of $500 for each committee meeting attended. Directors not residing in Roanoke, Virginia, are reimbursed for actual travel expenses to attend Board and committee meetings.

DIRECTORS' RETIREMENT PLAN

     The Board adopted, effective as of January 24, 1989, an unfunded directors' retirement plan, whereby eligible directors of the Company will receive a monthly benefit following retirement from the Board. A director is eligible after five years of service as a director and will be paid an amount equal to the retainer fee being paid to then current members of the Board for a period corresponding in duration with the participant's years of service as a director of the Company, or such longer or shorter period as the Board may determine. In all cases, payment of benefits will cease upon the death of the participant.

COMMITTEES OF THE BOARD

     The Board of Directors of the Company has standing Executive, Audit, Profit Sharing Plan and Compensation and Stock Option Committees. The respective membership on and functions of such committees are set forth below. The Board has no standing Nominating Committee.

     The Executive Committee of the Board is composed of directors Smith (Chairman), Cartledge, Robertson and Torgersen. This Committee is authorized to act, between meetings of the Board, in the place and stead of the Board, except with respect to matters reserved for the Board by Virginia law or by resolution of the Board. The Executive Committee met twelve times in fiscal 1996.

     The Audit Committee of the Board is composed of directors Robertson (Chairman), Carter and Torgersen. The functions of the Audit Committee include reviewing the accounting principles and procedures employed by the Company, reviewing annual and interim reports of the Company and the independent public accountants of the Company, reviewing significant financial information, reviewing the Company's system of internal controls, reviewing all related party transactions and recommending the selection of the independent public accountants. The Audit Committee met twice in fiscal 1996.

     The Profit Sharing Plan Committee of the Board is composed of directors Lunsford (Chairman) and Smith. The Committee meets quarterly to administer the Employees' Profit Sharing Plan of the Company, including making amendments thereto and issuing rulings or interpretations thereunder. The Profit Sharing Plan Committee met six times in fiscal 1996.

     The Compensation and Stock Option Committee of the Board is composed of directors Cartledge (Chairman), Boxley, Lunsford and Wilson. The Committee meets as necessary to oversee the Company's compensation and benefit practices, recommend to the full Board the compensation arrangements for the Company's senior officers, administer the Company's executive compensation plans and administer and consider awards under the Company's Employees' Stock Option Plan. The Compensation and Stock Option Committee met five times in fiscal 1996.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years ended October 31, 1996, 1995 and 1994 concerning the compensation of the Company's Chief Executive Officer and each of the other executive officers of the Company whose total annual compensation and bonus in fiscal 1996 exceeded $100,000 (hereinafter referred to as the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                  ANNUAL COMPENSATION(1)           COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                      ------
                                                                                    SECURITIES
                                                                                    UNDERLYING       ALL OTHER
               NAME AND                                                              OPTIONS        COMPENSATION
          PRINCIPAL POSITION              YEAR     SALARY($)       BONUS($)(2)           (#)              ($)(3)
          ------------------              ----     ---------       -----------      -----------     ------------
Donald G. Smith                           1996       184,667        531,087           18,750           21,935
  Chairman, President,                    1995       166,500        692,366            7,500           25,073
  Treasurer and CEO                       1994       155,750        321,094                0           32,151

Donald R. Higgins                         1996        94,667        189,674            5,000           20,132
  Vice President-Sales                    1995        88,000        247,273            3,000           23,253
                                          1994        87,250        113,722                0           26,067

John E. Morris                            1996        93,667        189,674            5,000           20,331
  Vice President-Finance                  1995        87,000        247,273            3,000           23,440
  and Assistant Treasurer                 1994        86,250        113,722                0           26,145

Thomas J. Crawford                        1996        79,667        113,804            2,500           19,593
  Assistant Vice President and            1995        73,000        148,364            2,250           22,690
  Corporate Secretary                     1994        72,250         66,897                0           17,950

(1) None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus reported in the above table.
(2) Represents incentive compensation paid according to the incentive compensation program, as described in the Compensation and Stock Option Committee Report on Executive Compensation.
(3) Includes for 1996 (i) vested contributions from the Profit Sharing Plan of the Company and its subsidiaries, and (ii) employer paid insurance premiums, respectively, for the Named Executive Officers as follows: Mr. Smith, $19,167 and $2,768; Mr. Higgins, $19,068 and $1,064; Mr. Morris, $18,992 and
    $1,339; and Mr. Crawford, $18,918 and $675.

     The following table sets forth information regarding stock options granted to each of the Named Executive Officers during the fiscal year ended October 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               POTENTIAL REALIZED VALUE(1) AT
                                                                                               ASSUMED ANNUAL RATES OF STOCK
                                                                                               PRICE APPRECIATION FOR OPTION
                                                INDIVIDUAL GRANTS                                            TERM
                       --------------------------------------------------------------------     ------------------------------

                                      % OF TOTAL
                       NUMBER OF       OPTIONS                      MARKET
                       SECURITIES     GRANTED TO     EXERCISE      PRICE ON
                       UNDERLYING     EMPLOYEES       OR BASE       DATE OF
                        OPTIONS       IN FISCAL       PRICE2         GRANT       EXPIRATION
       NAME            GRANTED(#)        YEAR        ($/SHARE)     ($/SHARE)        DATE        0%($)       5%($)      10%($)
       ----            ----------     ----------     ---------     ---------     ----------     -----       -----      ------
Donald G. Smith          18,750          25.0           11.90          14.00       2/20/01      39,375     111,899     199,634
Donald R. Higgins         5,000           6.7           11.90          14.00       2/20/01      10,500      29,840      53.236
John E. Morris            5,000           6.7           11.90          14.00       2/20/01      10,500      29,840      53,236
Thomas J. Crawford        2,500           3.3           11.90          14.00       2/20/01       5,250      14,920      26,618

(1) The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) The exercise price of the options granted is equal to 85% of the closing sales price of the Company's common stock on the Nasdaq National Market on the date of grant. Options generally expire five years from the date of grant.

     The following table sets forth information regarding stock options exercised by each of the Named Executive Officers during the fiscal year ended October 31, 1996 and the value of unexercised options held by such persons on October 31, 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                          NUMBER OF
                                                         SECURITIES         VALUE OF
                                                         UNDERLYING        UNEXERCISED
                                                         UNEXERCISED      IN-THE-MONEY
                                                         OPTIONS AT        OPTIONS AT
                         SHARES                          FY-END (#)        FY-END ($)
                       ACQUIRED ON                      ------------      -------------
                        EXERCISE          VALUE         EXERCISABLE/      EXERCISABLE/
       NAME                (#)         REALIZED ($)     UNEXERCISABLE     UNEXERCISABLE
       ----            -----------     ------------     -------------     -------------
Donald G. Smith            4,500          17,325           18,750/0          39,375/0
Donald R. Higgins          5,500          13,925            2,500/0           5,250/0
John E. Morris             3,000          25,930            8,000/0          25,300/0
Thomas J. Crawford         2,250          19,448            4,750/0          16,350/0

CHANGE IN CONTROL ARRANGEMENTS

     On August 20, 1996, the Board of Directors adopted executive severance agreements designed to serve the best interests of the Company and its shareholders. The purpose of the agreements is (i) to insure that the shareholders' interest is protected during negotiations relating to possible business combination transactions by placing the executives responsible for negotiations in an objective, impartial position; and (ii) to encourage key managers to remain with the Company to run the Company's business. All of the persons named in the Summary Compensation Table have executed executive severance agreements, and, upon termination of their employment with the Company for any reason (other than death, retirement, cause, disability or voluntary termination for other than good reason) within three years of that change in control, would be entitled to benefits from the Company, including, but not limited to, (i) a cash payment in an amount equal to 2.99 times their respective annual compensation; and (ii) continuation of their usual executive benefits for up to three years after termination.

     The executive severance agreements define a "change in control" as a transaction that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K under the Securities Exchange Act of 1934, including, without limitation, (i) any person, entity or group becoming the beneficial owner, directly or indirectly, of the securities of the Company representing 20% or more of the combined voting power of the Company, or (ii) the individuals who on the date of the executive severance agreement constitute the Board of Directors ceasing for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least 75% of the incumbent directors then still in office.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors, none of whom are eligible to participate in any of the compensation plans administered by the Committee. The Committee is generally charged with overseeing the Company's compensation and benefit practices, making determinations regarding the award of stock options to the Company's executive officers and other employees under the Company's Employees' Stock Option Plan (the "Option Plan") and providing recommendations to the full Board on the salary, incentives and other compensation of the Company's senior officers.

     COMPENSATION PROGRAM. The Company's executive compensation program is designed to attract and retain qualified executives, to support a longstanding internal culture of loyalty and dedication to the interests of the Company and to reward its executives for short and long-term operating results and individual contributions which enhance the value of shareholders' investment in the Company. Compensation of the executive officers, including the Chief Executive Officer, has been structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, the Company's earnings, growth and profitability. Salaries are set at levels which in general are less than amounts paid by competitors, with the incentive compensation program (described below) providing an opportunity for executives to earn competitive levels of total cash compensation. The Company's executive compensation program encourages executives to increase profitability and shareholder value.

     BASE SALARY. Base salaries for executive officers for 1996 were recommended by the Committee and approved by the Board of Directors. The amount of base salary for executive officers other than the Chief Executive Officer is recommended to the Committee by the Chief Executive Officer, based on his evaluation of the executive's performance and contribution to the Company's overall results and current and projected economic conditions. The base salary recommendation for the Chief Executive Officer is determined separately by the Committee after reviewing the Chief Executive Officer's performance, the overall results of the Company and the economic climate. In recommending the base salaries for both the Chief Executive Officer and the other executive officers, the Committee also considers the salaries paid to the chief executive officers and executive officers of other companies, as well as inflation and cost of living factors. The salaries of the Named Executive Officers are listed in the Summary Compensation Table. The Named Executive Officers received increases in base salary in March 1996 as follows: Mr. Smith, $25,000; Mr. Higgins, $10,000; Mr. Morris, $10,000; and Mr. Crawford, $10,000.

     INCENTIVE COMPENSATION PROGRAM. The Company's incentive compensation program, which was established in 1958, has insured that a portion of the total compensation of the executive officers is at risk with respect to the profitability of the Company. The purpose of the incentive program is to directly link a significant portion of executive compensation to Company profitability, which will motivate executives to increase profitability and will reward executives with respect to the Company's success. The emphasis on incentive compensation for executives is consistent with the pay-for-performance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the Company and its shareholders. Under the program, a percentage of the consolidated monthly gross profits, before profit sharing and taxes, of the Company may be distributed to Company officers. At October 31, 1996, the incentive percentages being paid to Messrs. Smith, Higgins, Morris and Crawford totaled 3.375% of the consolidated monthly gross profits, before profit sharing and taxes, of the Company. The percentage of incentive compensation to be received by each executive officer, if any, is approved annually by the Board, upon recommendation of the Committee, using the same procedures and criteria that are applied in determining base salary. The Committee determines the percentage to be awarded to the Chief Executive Officer. The percentages for the other executive officers are recommended by the Chief Executive Officer and are reviewed and approved by the Committee. Incentives earned by the Named Executive Officers are listed in the Summary Compensation Table. The Named Executive Officers received no increase in incentive compensation percentage in 1996.

     STOCK OPTIONS. Stock options awarded under the Option Plan are used as incentives for individual and Company performance and to foster stock ownership by Company executives and other employees. The Compensation and Stock Option Committee has sole responsibility for determining all awards of stock options under the Option Plan, including awards to the Company's executive officers, and for establishing the terms and exercise periods (not to exceed five years) of such options, the requisite conditions for exercise and the amounts of the awards. Under the Option Plan, the option price is 85% of the closing per share sales price of the Company's common stock on the date of grant. In awarding options to executive officers, the Compensation and Stock Option Committee considers the factors set forth above, as well as the individual's current shareholdings in the Company. The Compensation and Stock Option Committee currently reviews and determines each year the frequency, timing, number, or size of option grants to executive officers and other employees of the Company.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In determining the compensation of the Chief Executive Officer, the Committee is guided by the policies and programs described above, Company performance and competitive practices. The primary factor underlying this arrangement is the Company's emphasis on tying a substantial portion of executives' total compensation to the Company's performance. The amount of total cash compensation of the Chief Executive Officer fluctuates depending on the profitability of the Company. As mentioned previously, the base salary for the Chief Executive Officer increased by $25,000 in March, 1996, and the incentive compensation percentage did not change in 1996.

           SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE:

                       George B. Cartledge, Jr., Chairman
                                Frank A. Boxley
                            Charles I. Lunsford, II
                                 John D. Wilson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee consists of Messrs. Cartledge, Lunsford, Wilson and Boxley. Mr. Lunsford is Chairman of Chas. Lunsford Sons & Associates, a firm which acts as agent and broker for numerous insurance companies and associations. The Company and its subsidiaries paid premiums totalling $2,101,129 to the firm during fiscal 1996. The transactions were effected on terms as favorable to the Company and its subsidiaries as could have been obtained from other sources of similar insurance coverage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1996, the Company entered into an arrangement with William L. Neal, a director of the Company and former President of John W. Hancock, Jr., Inc., whereby Mr. Neal has agreed to provide consultation and advisory services to the Company and its subsidiaries. The arrangement will continue in effect until terminated by either party. During fiscal 1996, Mr. Neal received $83,775 under this arrangement.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns on the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Standard & Poor's Iron and Steel Index (the "S&P Iron and Steel") for the five year period commencing on October 31, 1991 and ending on October 31, 1996. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on October 31, 1991 and the reinvestment of dividends.


                                  [GRAPH HERE]

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants are selected annually by the Board upon recommendation of the Audit Committee. The public accounting firm of Deloitte & Touche LLP has been retained by the Company as the independent public accountants for fiscal year 1997. It is expected that a representative of that firm will be present at the shareholders' meeting and will have the opportunity to make a statement and respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company, addressed to the attention of the Corporate Secretary, at its principal executive offices, 102 Westside Boulevard, N.W., Roanoke, Virginia 24017, no later than September 5, 1997, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 MISCELLANEOUS

     All properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the specifications contained thereon.

     The Board knows of no other matter which may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote in accordance with their judgment upon such matter.

                                          By Order of the Board of Directors


                                          /s/ THOMAS J. CRAWFORD
                                          ----------------------
                                          THOMAS J. CRAWFORD
                                          ASSISTANT VICE PRESIDENT
                                          AND SECRETARY

                       ROANOKE ELECTRIC STEEL CORPORATION

                    Proxy for Annual Meeting of Shareholders
                               February 18, 1997

              Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Donald G. Smith, John E. Morris and Thomas J. Crawford, or any of them who shall act, proxies for and with all the powers of the undersigned, each with powers of substitution, to vote all shares of the common stock of Roanoke Electric Steel Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of said Corporation to be held in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on February 18, 1997, at 10:00 a.m., local time, and at all adjournments thereof, on all matters set forth in the Notice and accompanying Proxy Statement for said meeting, a copy of which has been received by the undersigned, as follows on the reverse side of this card.

PLEASE DATE AND SIGN ON REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT: Please mark this Proxy, date, sign exactly as your name(s) appear(s), and return in the enclosed postage paid envelope. If shares are held jointly, signature should include both names. Trustees and others signing in a representative capacity should so indicate. This Proxy is revocable at any time prior to the exercise hereof.

HAS YOUR ADDRESS CHANGED?

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

__________________                                               With-  For All
                                                            For  hold   Except
ROANOKE ELECTRIC       1. To elect three Class A directors  [ ]   [ ]    [ ]
STEEL CORPORATION         to serve until the Annual Meeting
__________________        of Shareholders in 2000, and, in
                          the case of each director, until
                          his successor is duly elected and
                          qualified.

                          George B. Cartledge, Jr., Thomas L. Robertson, Donald G. Smith

                          _____________________________________________________
                          Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and write that nominee's name on the above line.

                       2. In their discretion, upon such other matters as may
                          properly come before the meeting and any adjournments thereof.

                          The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated January 3, 1997.

                          Mark box at right if an address change has     [ ]
                          been noted on the reverse side of this card.

Please be sure to sign and date this Proxy.    Date_____________________________


________________________________________________________________________________
        Shareholder sign here                   Co-owner sign here